                                                                   Exhibit 3.168

                            ARTICLES OF INCORPORATION

                                       OF

                             EmCare of Arizona, Inc.
                       (An Arizona Business Corporation*)

1. Name.

The name of the Corporation is EmCare of Arizona, Inc.

2. Purpose.

The purpose for which this Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of Arizona. as they may be amended from time to time.

3. Initial Business.

The Corporation initially intends to conduct the business of

"the provision of management services related to the non-medical aspects of emergency room department staffing and management as well as managed services related to physician practices."

4. Authorized Capital.

The Corporation shall have authority to issue 1,000 shares of Common Stock.

5. Known Place of Business. (In Arizona)

The street address of the known place of business of the Corporation is:

c/o National Registered Agents, Inc.
815 N. First Avenue, Suite 4
Phoenix, Arizona 85003

* Incorporated under and subject to Articles 1 through 17 of Title 10, Arizona Revised Statutes, eff. 1/1/96.

CF: 0042

Rev: 1/96

6. Statutory Agent. (In Arizona)

The name and address of the statutory agent of the Corporation is:

National Registered Agents, Inc.
815 N. First Avenue
Suite 4
Phoenix, AZ 85003

7. Board of Directors. (Minimum of one.)

The initial board of directors shall consist of two director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until their successors are elected and qualifies is(are):

Leonard M. Riggs, Jr., M. D.            William F. Miller, III
1717 Main Street, Suite 5200            1717 Main Street, Suite 5200
Dallas, TX 75201                        Dallas, Texas 75201

The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

8. Officers.

The initial officer(s) of the Corporation who shall serve at the pleasure of the board of directors is (are):

William F. Miller, III COO & President  Andrew G. Buck V.P., Treas., Secretary
CEO

Leonard M. Riggs, Jr., MD CEO           Susan A. Whittaker Assist. Secretary
                          (Title)                          (Title)

9. Incorporators. (Minimum of one.)

The name(s) and address(es) of the incorporators is (are):

William F. Miller, III
1717 Main Street, Suite 5200
Dallas, TX 75201

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

10. Indemnification of Officers, Directors, Employees and Agents.


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

The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer. employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

11. Limitation of Liability.

To the fullest extent permitted by the Arizona Revised Statutes as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

EXECUTED this 9th day of April, 1998 by all of the incorporators.


Signed: /s/ William F. Miller III
        -----------------------------   ----------------------------------------
        William F. Miller, III
        [Print Name Here]               ----------------------------------------
                                        [Print Name Here]

Acceptance of Appointment By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 24th day of April 1998.


Signed /s/ Melanie Marks
       ------------------------------
       Melanie Marks
       [Print Name Here]

CONSENT TO USE OF NAME

EmCare, Inc., a corporation organized and existing under the laws of the State of Delaware and qualified in the state of Arizona, does hereby consent to the use of name and incorporation of EmCare of Arizona, Inc. in the state of Arizona.

EMCARE, INC.


By: /s/ William F. Miller, III
    ---------------------------------
    William F. Miller, III, President

ARIZONA CORPORATION COMMISSION
CORPORATIONS DIVISION

Phoenix Address 1300 West Washington
                Phoenix, Arizona 85007-2929

Tucson Address  400 West Congress
                Tucson, Arizona 85701 1347

CERTIFICATE OF DISCLOSURE
A.R.S. Section 10-202.D

CHECK APPROPRIATE BOX (A OR B)          EmCare of Arizona, Inc.
ANSWER "C"                              EXACT CORPORATE NAME

THE UNDERSIGNED CERTIFY THAT:

A. [x] No persons serving either by elections or appointment as officers, directors, trustees, incorporators and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation

1. Have been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of the Certificate.

2. Have been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

3. Have been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order

(a) involved the violation of fraud or registration provisions of the securities laws of that jurisdiction; or

(b) involved the violation of the consumer fraud laws of that jurisdiction; or

(c) involved the violation of the antitrust or restraint of trade laws of that jurisdiction.

B. [ ] For any person or persons who have been or are subject to one or more of the statements in items A.1 through A.3 above, the following information MUST be attached.

1. Full name, prior name(s) and aliases, if used

2. Full birth name

3. Present home address

4. Prior addresses (for immediate preceding 7-year period)

5. Date and location of birth

6. Social Security number

7. The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case

C. Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any corporation which has been placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?

Yes       No   x
    -----    -----

IF YOUR ANSWER TO THE ABOVE QUESTION IS "YES", YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1. Name and address of the corporation.

2. Full name (including aliases) and address of each person involved.

3. State(s) in which the corporation (a) Was incorporated. (b) Has transacted business.

4. Dates of corporate operation.

5. Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D. The fiscal year end adopted by the corporation is 12/31

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I(we) have examined this Certificate, including any attachments, and to the best of my(our) knowledge and belief it is true, correct and complete. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.


BY /S/ William F. Miller, III           BY
   ----------------------------------      -------------------------------------
PRINT NAME William F. Miller, III       PRINT NAME
TITLE Incorporator    DATE                         -----------------------------
                           ----------   TITLE                      DATE
                                              --------------------      --------

DOMESTIC CORPORATIONS. ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duly authorized officer of the corporation.

FOREIGN CORPORATIONS MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION

CF: 0022 - Business Corporations
Rev 7/96

Arizona Capitol Times
P.O. Box 2260 Phoenix, AZ 85002

AFFIDAVIT OF PUBLICATION

STATE OF ARIZONA     )
County of Maricopa   ) ss

DIANA CREIGHTON, being duly sworn, deposes and says: I am the President of the ARIZONA CAPITOL TIMES, a weekly newspaper of general circulation published at Phoenix, Maricopa County, Arizona, and that the

Articles of Incorporation (Filed: 04/24/98) of
EMCARE OF ARIZONA, INC.

is being published in said newspaper once a week for three successive and/or consecutive weeks, with publication dates as follows: May 15, 22 and 29, 1998.


/s/ Diana Creighton
-------------------------------------

Subscribed and sworn to before me this 18th day of May, 1998.


/s/ Cynthia A. Nash
-------------------------------------

STATEMENT OF CHANGE OF KNOWN
PLACE OF BUSINESS AND OF
STATUTORY AGENT

OF

EMCARE OF ARIZONA, INC.
(a AZ corporation)

To the Arizona Corporation Commission
State of Arizona

Pursuant to the provisions of the General Corporation Law of the State of Arizona, the corporation hereinafter named delivers the following statement:

1. The name of the corporation is EMCARE OF ARIZONA, INC..

2. The present address of the known place of business of the corporation in the State of Arizona is as follows: 815 N. First Avenue, Suite 4, Phoenix, Arizona 85003.

3. The registered agent of the corporation hereby changes the address of its known piece of business in the State of Arizona to 302 North First Avenue, Suite 440, Phoenix, County of Maricopa, Arizona 85003.

4. The name and the address of the present statutory agent of the corporation in the State of Arizona are as follows: National Registered Agents, Inc., 815 N. First Avenue, Suite 4, Phoenix, Arizona 85003.

5. The registered agent of the corporation hereby changes the aforesaid statutory address.

6. The name and new address of the corporation's statutory agent in the State of Arizona are as follows:

Name                                    Address
National Registered Agents, Inc.        302 North First Avenue
                                        Suite 440
                                        Phoenix, Arizona 85003
                                        County of Maricopa,

7. The corporation has been given written notice of the change.

Dated: September 18, 2000

National Registered Agents, Inc.


By: /s/ Dennis E. Howarth
    ---------------------------------
    Dennis E. Howarth, President

STATEMENT OF CHANGE OF KNOWN
PLACE OF BUSINESS AND OF
STATUTORY AGENT

OF

EMCARE OF ARIZONA, INC.
(an Arizona corporation)

To the Arizona Corporation Commission
State of Arizona

Pursuant to the provisions of the General Corporation Law of the State of Arizona, the corporation hereinafter named delivers the following statement:

1. The name of the corporation is EMCARE OF ARIZONA, INC..

2. The ACC file number is: -0838922-7.

3. The present address of the known place of business of the corporation in the State of Arizona is as follows: 302 North First Avenue, Suite 440, Phoenix, County of Maricopa, Arizona 85003.

4. The registered agent of the corporation hereby changes the address of its known place of business in the State of Arizona to 1850 N. Central Avenue, Suite 1160, Phoenix, AZ 85004.

5. The name and the address of the present statutory agent of the corporation in the State of Arizona are as follows: National Registered Agents, Inc., follows:
302 North First Avenue, Suite 440, Phoenix, County of Maricopa, Arizona 85003.

6. The registered agent of the corporation hereby changes the aforesaid address of the known place of business of the corporation in the State of Arizona and statutory address as follows:

A. The new address of the known place of business of the corporation in the State of Arizona is as follows: 1850 N. Central Avenue, Suite 1160, Phoenix, AZ 85004.

B. The name and new address of the corporation's statutory agent in the State of Arizona are as follows:

Name                                    Address
----                                    -------
National Registered Agents, Inc.        1850 N. Central Avenue
                                        Suite 1160
                                        Phoenix, Arizona 85004.
                                        County of Maricopa,

8. The corporation has been given written notice of the change.

Dated: July 31, 2002

National Registered Agents, Inc.


By: /s/ Dennis E. Howarth
    ---------------------------------
    Dennis E. Howarth, President

WILLIAM A. MUNDELL                      BRIAN C. MCNEIL
CHAIRMAN                                EXECUTIVE SECRETARY

JIM IRVIN                               JOANNE C. MACDONNELL
COMMISSIONER                            DIRECTOR CORPORATIONS DIVISION

MARC SPITZER
COMMISSIONER

ARIZONA CORPORATION COMMISSION

September 4, 2002

CORPORATION SERVICE COMPANY
818 E OSBORN RD
PHOENIX, AZ 85014

RE: Address change/Agent appointment
For: EMCARE OF ARIZONA, INC.
File # -0838922-7

IN ORDER TO PROCESS YOUR REQUEST THE FOLLOWING REQUIREMENT(S) MUST BE MET:

[X] Request must be signed by a corporate officer, not a Director, and please state your title, (Pres, V.P., Sect'y, Tres.)

[ ] Statutory Agent must sign consent to act in that capacity, or to change his/her address. The following must be included in the address change, "a copy of this address change has been mailed to the corporation," per A.R.S
     Section 10-502.C.

[ ] Statutory Agent must be an Arizona resident with a street address- P.O. Box not acceptable. If a rural area, a specific street/road address must be shown.

[ ]  Please remit a $10.00 processing fee for an Agent Resignation.

[ ] No fee required for changing the address or statutory agent of a Corporation. Your check #_____, in the amount of $_____, is being returned.

[ ]  No Corporation with this name.

[ ] The Corporation has been administratively dissolved, or revoked please contact our Annual Reports Division @ (602-542-3285).

[ ] The Corporation currently is not in good standing, please contact the phone bank @ (602-542-3026).

[X]  Other: (STATEMENT OF CHANGE MUST BE SIGNED BY AN OFFICER OF THE
     CORPORATION: EMCARE OF ARIZONA, INC. THANKS.)

NOTE: PLEASE RETURN THIS PAGE WITH YOUR DOCUMENT

Sincerely,

Customer Service Representative
Corporations Division
Records Section
Phone (602-542-3026) Fax (602-542-3414)

1300 WEST WASHINGTON, PHOENIX, ARIZONA 85007-2929 / 400 WEST CONGRESS STREET, TUCSON, ARIZONA 85701-1347
www.cc.state.az.us 602-542-33135

CORPORATION

STATEMENT OF CHANGE
OF
KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

NOTE: it is critical that the Corporation Commission receive information about the existing (old) official address and/or agent data as well as the new address or agent data. Please check with our Records section, (602) 542-3026 or our web site, www.cc.state.az.us/corp to obtain the correct information.

1. The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is:

EMCARE OF ARIZONA, INC.

2. The ACC file number is 0838922-7

3. The known place of business currently (old) on file with the ACC is:

5200, 1717 MAIN STREET
DALLAS, TX 75201

4. The name and address of the current statutory agent on file with the ACC is:

National Registered Agents Inc.
Suite 440, 302 N. 1st Avenue
Phoenix, AZ 85003

(A)[ ] The known place of business in ARIZONA is to be changed. The street address of the new (now, or in the near future) known place of business is:

(B) [ ] Foreign corporations only:

The known place of business in the State or Country in which the corporation was incorporated is to be changed. The new foreign address is:

5. Indicate which address the Annual Report should be mailed to: 4(A) ____ 4(B)
_____

6. (A) [x] The statutory agent in ARIZONA is to be changed. The name and address of the new statutory agent is:

Corporation Service Company
818 East Osborn Road
Phoenix, AZ 85014

(B) [ ] The address of the statutory agent in ARIZONA is to be changed. The new address of the statutory agent is:

and the statutory agent has given the Corporation written notice of this change.

The statutory agent must have both a physical and a mailing address. If the agent has a P.O. box, then they must also provide a physical location/address where service of process on the corporation can be occur. Also, personal mail boxes (PMB) are unacceptable.

DATED this 14 day of Aug, 2002

EMCARE OF ARIZONA, INC.
[Name of Corporation]


By /s/ Laura R. Dunlap
   ----------------------------------
   LAURA R. DUNLAP, Vice President
   [Name]           [Title]

[Statutory Agent]*

*    (Statutory Agent must sign only if changing address.)

Acceptance of Appointment
By Statutory Agent**

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 15 day of Aug, 2002

Corporation Service Company


Signature: /s/ Deborah D. Skipper
           --------------------------
Printed Name:
              -----------------------

**   (required only if a new statutory agent is being appointed)

PLEASE NOTE: IF THIS STATEMENT INCLUDES AN AGENT'S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

ar: 0009
Rev. 4/2002

STATE OF TEXAS)
COUNTY OF DALLAS)

POWER OF ATTORNEY

NOTICE IS HEREBY GIVEN THAT Robyn E. Bakalar of Emcare, Inc. ("the Company"), a corporation established under the laws of Delaware, and of the subsidiary entities shown on the list appended hereto, does hereby appoint Laura R. Dunlap and Patricia Pizzuto attorneys-in-fact for the Company and for the subsidiary entities, to act for the Company and for the subsidiary entities and in the name of the Company and of the subsidiary entities for the limited purposes authorized herein.

The Company and the subsidiary entities having taken all necessary steps to authorize the changes and the establishment of this Power of Attorney, hereby grants its attorneys-in-fact the power to execute the documents necessary to change the Company's and the subsidiary entities' registered agent and registered office, or the agent and office of similar import, in any jurisdiction.

In the execution of any documents necessary for the purposes set forth herein, Laura R. Dunlap shall exercise the power of Vice President and Patricia Pizzuto shall exercise the power of Secretary, or, in the case of entities having managers or other positions of authority rather than officers such as Vice President or Secretary, the named individuals shall act in such office and with such authority as is required to effect the changes herein contemplated.

This Power of Attorney expires upon the completion and filing of the documents necessary to effect the changes in registered agent and registered office addresses contemplated herein, or when revoked by Robyn Bakalar, which ever shall occur first.

IN WITNESS WHEREOF the undersigned has executed this Power of Attorney on this 8 day of August, 2002.


/s/ EmCare, Inc.
-------------------------------------
Company


BY: /s/ Robyn E. Bakalar
    ---------------------------------
    Robyn E. Bakalar
    Assistant Secretary

Subscribed and sworn to before me this 8 day of August, 2002


/s/ Bebbian W. Seiler
-------------------------------------
Notary Public